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               Securities and Exchange Commission
                     Washington, D.C. 20549



                            Form 8-K

                         Current Report


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported):

                        October 22, 2001



                           Cadiz Inc.
       (Exact name of issuer as specified in its charter)



                            Delaware
         (State or other jurisdiction of incorporation)



                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)



       100 Wilshire Boulevard, Suite 1600, Santa Monica, CA 90401
      (Address of principal executive offices)           (Zip Code)


   Registrant's telephone number, including area code: (310) 899-4700


Item 5.   Other Events.

     On October 22, 2001, Cadiz Inc. ("Cadiz") agreed to issue $7,500,000 of its newly authorized Series E Convertible Preferred Stock (the "Preferred Stock") in two series. Cadiz immediately issued $3,750,000 of the Preferred Stock in the first series with the remaining balance to be funded and issued in the second series by the end of November 2001, subject to standard closing conditions. The proceeds of this financing will be used for general corporate and working capital purposes.

     The Preferred Stock is being issued to an institutional investor through two of its investment funds. As additional consideration in connection with each of the two Preferred Stock issuances, Cadiz is issuing 20,000 shares of its common stock, 70,000 immediately vesting warrants for shares of its common stock and 37,500 conditional warrants for shares of its common stock.




                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Cadiz Inc.



                              By: /s/ Stanley E Speer
                              ------------------------
                                 Stanley E. Speer
                                 Chief Financial Officer


Dated:  October 25, 2001